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                                                                      EXHIBIT 21

              UNION PACIFIC RESOURCES GROUP INC. AND SUBSIDIARIES


UNION PACIFIC RESOURCES GROUP INC.
    Big Island Trona Company
    Bitter Creek Coal Company
    Elk Mountain Coal Company
    Hanna Basin Coal Company
    Kanda Development Company
    Prospect Point Coal Company
    Quality Aggregate Company
    Resources Holding, Inc.
        Union Pacific Resources Company
             CPC Resources Corporation
             Harbor Service Stations, Inc.
             Oysters Unlimited Inc.
             Rocky Mountain Energy Company
             Union Pacific Austin Chalk Company
             Union Pacific Energy Company
             Union Pacific Fuels, Inc.
                 Fuels NGL Pipelines, Inc.
                 Fuels Pipeline, Inc.
                 Fuels Storage, Inc.
                 Fuels WMC Corporation
                 Power Fuels, Inc.
                 South Jersey Resources Group LLC
                 Union Pacific Intrastate Pipeline Company
                 Union Pacific Wyoming Intrastate Pipeline Company
             Union Pacific Gas Processing Co.
             Union Pacific International Petroleum Company
                 Union Pacific Petroleum Ecuador Ltd.
                 Union Pacific Petroleum Suez Ltd.
                 Union Pacific Petroleum Suez Production Ltd.
             Union Pacific Malaysia, Inc.
             Union Pacific Oil and Gas Holding Company
                 Union Pacific Oil and Gas Company
                     Beaver Pipeline Company
                     Peach Ridge Pipeline Inc.
                     Union Pacific Gas Gathering, Inc.
                          Rio Bravo Gas Systems, Inc.
             Union Pacific Petrochemicals, Inc.
             Union Pacific Pipeline, Inc.
             Union Pacific Refining, Inc.





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             Union Pacific Resources Inc.
                 Union Pacific Caroline Resources Inc.
             Union Pacific Resources Indonesia, Inc.
             Union Pacific Resources Pipeline Company
                 Golden Spike Gathering, Inc.
                     Union Pacific Texas Gas Pipeline, Inc.
                     Union Pacific Wyoming Gathering, Inc.
                 High Plains Gas Gathering, Inc.
                 Masters Creek Louisiana Pipeline, Inc.
                 Overthrust Pipe Line, Inc.
                 Panola Pipe Line, Inc.
                 Union Pacific Arguello Pipeline, Inc.
                 Union Pacific Condensate Company
                 Union Pacific Crude Pipeline, Inc.
                 Union Pacific Gas Pipeline, Inc.
                     Union Pacific Chalk Pipeline, Inc.
                 Union Pacific Liquid Pipeline, Inc.
                 Union Pacific Offshore Gathering, Inc.
                 Wamsutter Pipeline, Inc.
             Union Pacific Trading Company
             Union Pacific Wyoming Intrastate Pipeline Company
             UPRBC Equities Inc.
             UPR Canada Equities Inc.
             UPR (Canada) Ltd.
    Rock Springs Royalty Company
    Union Pacific Realty Company
         Upland Industries Corporation
             Union Pacific Land Resources Corporation
                 Upland Industrial Development Company
                     Upland Equity Projects Company
    Winton Coal Company